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                                                                     EXHIBIT 3.4

                              AVONDALE MILLS, INC.


                                    BY-LAWS


                                   ARTICLE I

                            MEETING OF STOCKHOLDERS

     Section 1. Place of Meeting. Meetings of the shareholders of the Corporation shall be held at such place either within or without the State of Alabama as the Board of Directors may determine.

     Section 2. Annual and Special Meetings Annual meetings of shareholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the shareholders may be called by the Chief Executive Officer for any purpose and shall be called by the Chief Executive Officer or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 10% of the Common Stock of the Corporation. Each such shareholder request shall state the purpose of the proposed meeting.

     Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 50 days before each meeting of shareholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder.

     Section 4. Quorum. Except as otherwise provided by law or the Articles of Incorporation or by the Board of Directors in regard to any series of preferred stock entitled to vote, at any meeting of shareholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding shares of Common Stock shall constitute a quorum for the transaction of business. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

     Section 5. Voting. Except as otherwise provided by law or the Articles of Incorporation, and unless the Board of Directors has authorized voting rights to one or move series of the preferred stock, all matters submitted to a meeting of shareholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding shares of Common Stock.






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                                   ARTICLE II

                                   DIRECTORS

       Section 1. Number, Election and Removal of Directors. Until the Trigger Date (as defined in the amended and restated letter agreement dated June 11, 1986 among FBMIP, FBILP, Walton, AM Acquisition, Inc. ("Acquisition"), WM Sub, Inc, the Corporation, First Boston, Inc. and The First Boston Corporation (the "Letter Agreement") (FBMIP, FBILP and Walton being hereinafter defined)), the Board of Directors shall consist of three Directors, one of whom will be designated by First Boston Mezzanine Investment Partnership-2 ("FBMIP"), one of whom will be designated by First Boston Investment Limited Partnership No. 4 ("FBILP") and one of whom will be designated by Walton Monroe Mills, Inc. ("Walton"). Until the Trigger Date, all actions and decisions to be taken or made by the Corporation with respect to the Bridge Facilities or the Permanent Loan (each as defined in the Letter Agreement), and all other actions and decisions to be taken or made by the Corporation with respect to the operations of Avondale Mills and its successors ("AM") (other than the conduct of the normal operations of AM in the ordinary course of business) on the ownership of common stock of AM, will require the approval of a majority of the members of the Board of Directors. [Commencing on the Trigger Date and continuing until the earlier to occur of (i) the date on which FBMIP and FBILP no longer own at least 10% of Acquisition's outstanding shares of Common Stock in the aggregate and (ii) a public offering of shares of Class A Common Stock of Acquisition pursuant to the Securities Act of 1933, as amended (the "1933 Act"), the Board of Directors will consist of seven persons, one of whom will be designated by FBMIP, one of whom will be designated by FBILP, three of whom will be designated by Walton and two of whom will be individuals unaffiliated with FBMIP, FBILP, Walton or Avondale Mills and mutually acceptable to FBMIP, FBILP and Walton; provided, however, that, until a public offering of shares of Class A Common Stock of Acquisition pursuant to the 1933 Act has occurred, at least one member of the Board of Directors of the Corporation shall be designated by FBMIP so long as it owns any shares of capital stock of Acquisition.] Thereafter, subject to any right of holders of Preferred Stock of the Corporation to elect additional Directors, the number of Directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen, and within those limits, the number of Directors shall be determined from time to time by the Board of Directors or by the shareholders. Vacancies and newly created directorships resulting from any increase in




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the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the shareholders in accordance with the provisions of this Section 1. A Director may be removed with or without cause by the shareholders.

     Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary if directed by the Board of Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the shareholders. Notice need not be given of regular meetings of the Board of Directors.

     Section 3. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

     Section 4. Committees of Directors. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the total number of Directors, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify.

                                  ARTICLE III

                                    OFFICERS

     The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform





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all the usual duties incident to their respective offices.  All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chief Executive Officer with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.


                                   ARTICLE IV

                                INDEMNIFICATION

     To the fullest extent permitted by the Alabama Business Corporation Act, the Corporation shall indemnify (including the advancement of defense expenses as incurred upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by the Corporation pursuant to applicable law) any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify (including the advancement of defense expenses as incurred upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by the Corporation pursuant to applicable law) any current or former employee or agent of the Corporation against all expenses and, to the extent permitted by the Alabama Business Corporation Act, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, claim, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                                   ARTICLE V

                               GENERAL PROVISIONS

     Section 1. Notices. Whenever the Constitution of Alabama, any statute, the Articles of Incorporation of the Corporation or these By-Laws require notice to be given to any Director or shareholder, such notice may be given in writing by telegram, telex or telecopy or by hand delivery



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or by mail, addressed to such Director or shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed, to have been given when it is sent by telegram, telex on telecopy or hand delivered or deposited in the United States mail as the case may be. A waiver of such notice in writing signed by the person or persons entitled thereto, whether before of after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.